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JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES
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EXHIBIT 11-STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
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The weighted average number of common and common share equivalents on a primary and full-diluted basis are as follows:

PRIMARY
                                                                                          FOR THE YEAR ENDED
                                                                                               JUNE 30,
                                                                           ------------------------------------------------
                                                                              1994               1993             1992
Weighted average common share outstanding                                  10,714,651         10,794,821        10,726,328

Shares issued from assumed exercise of
  incentive stock options (1)                                                   1,174             26,473            42,874

Shares issued from assumed exercise of
  non-qualified stock options (1)                                             134,316            110,487           105,154
                                                                           ----------         ----------        ----------
Weighted average number of shares
  outstanding, as adjusted                                                 10,850,141         10,931,781        10,874,356
                                                                           ==========         ==========        ==========

FULLY DILUTED

Weighted average common shares outstanding                                 10,714,651         10,794,821        10,726,328

Shares issued from assumed exercise of
  incentive stock options (1)                                                   1,174             27,655            49,528

Shares issued from assumed exercise of
  non-qualified stock options (1)                                             134,316            129,639           128,101
                                                                           ----------         ----------        ----------

Weighted average number of shares                                          10,850,141         10,952,115        10,903,957
                                                                           ==========         ==========        ==========



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(1)  Shares issued from assumed exercise of options included the number of incremental shares which result from applying the "treasury stock method" for options.

     Note: All per share data has been retroactively adjusted for the three-for-two stock split.